Exhibit 99.2

                               SPEEDLANE.COM, INC.
                              426 PALO ALTO AVENUE
                           PALO ALTO, CALIFORNIA 94302
                                 (650) 618-1502
                                 --------------



                SPEEDLANE.COM, INC. ANNOUNCES MANAGEMENT CHANGES


OCTOBER, 24, 2000, PALO ALTO, CA. -- SPEEDLANE.COM, INC. (OTC B B: SPDL) ("SPEEDLANE", OR THE "COMPANY") announced effective September 27, 2000, Paul Verwer, Interim Chief Financial Officer and a member of the Board of Directors was dismissed by the Company and relieved of his responsibilities. With regards to his dismissal, the Company is conducting an internal investigation pertaining to all business matters transacted on behalf of Speedlane by Mr. Verwer. The duties of the Chief Financial Officer will be assumed by Gary M. Fuchs, President and Chief Executive Officer of Speedlane, until such time that a suitable replacement is appointed by the Company. No further details were disclosed.

Speedlane.com, Inc. develops enabling products for business and consumers that improves the efficiency of computers and increases Internet access and download speeds.

CERTAIN STATEMENTS INCLUDED IN THIS PRESS RELEASE MAY INCLUDE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM SUCH STATEMENTS EXPRESSED OR IMPLIED HEREIN AS A RESULT OF A VARIETY OF FACTORS, INCLUDING, BUT NOT LIMITED TO THE ACCEPTANCE BY THE MARKET OF THE COMPANY'S PRODUCTS, COMPETITION AND FUTURE PRODUCT TRENDS THAT MAY AFFECT OPERATING PERFORMANCE, AS WELL AS OTHER FACTORS EXPRESSED FROM TIME TO TIME IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). AS A RESULT, THIS PRESS RELEASE SHOULD BE READ IN CONJUNCTION WITH THE COMPANY'S PERIODIC FILINGS WITH THE SEC.


For additional Information, please contact:
Gary M. Fuchs, President & CEO                   Steven Kessler
Speedlane.com, Inc.                              Silicon Communications
(732) 786-0608                                   (516)539-0339